EXHIBIT T3A.8

The Commonwealth of Massachusetts
Office of the Secretary of State
Michael J. Connolly, Secretary
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION
(Under G.I. Ch. 156B)

ARTICLE I
The name of the corporation is:

Marketing Services Group, Inc.
ARTICLE II
The purpose of the corporation is to engage in the following business activities:

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law, subject to any limitations thereof contained in these Articles of Organization or in the laws of the Commonwealth of Massachusetts.

To collect monies and to carry on other business which may lawfully be conducted by a corporation under c. 156B of the General Laws of Massachusetts.

Note:  If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch.  Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

ARTICLE III

The types and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	100	COMMON:	N/A
PREFERRED:	N/A	PREFERRED:	N/A

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class.  Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

NONE

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

NONE

ARTICLE VI

Other Lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:
(If there are no provisions state “None”.)

NONE

Note:  The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth.  If a later EFFECTIVE DATE is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

a.      The street address of the corporation IN MASSACHUSETTS is:  (post office boxes are not acceptable)

100 Charles Park Road, West Roxbury, MA 02132

b.      The name, residence and post office address (if different) of the directors and officers of the corporation are:

NAME	RESIDENCE	POST OFFICE ADDRESS

President: Damon M. Liever	281 Simpson Road Marlborough, MA 01752

Treasurer: Robert M. Brown	28 Everett Street Stoneham, MA 02180

Clerk: Robert M. Brown	28 Everett Street Stoneham, MA 02180

Directors: Aaron Spencer	69 Farlow Road Newton, MA 02159

Robert M. Brown	28 Everett Street Stoneham, MA 02180

Craig Miller	101 Fox Run Road Sudbury, MA 01776

c.      The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

The Sunday closest to September 30th.

d.      The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:

Robert M. Brown                                                           100 Charles Park Road                                      West Roxbury, MA 02132

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 9th day of February 1994.

  /s/ Robert M. Brown
Robert M. Brown, Treasurer and Assistant Clerk
100 Charles Park Road,. West Roxbury, Massachusetts 02132-4985

Note:  If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 11th day of February 1994

Effective date

MICHAEL J. CONNOLLY
Secretary of State

FILING FEE:  One tenth of one percent of the total authorized capital stock, but not less than $200.00.  For the purpose of filing, shares of stock with a par value less than one dollar, or no par stock, shall be deemed to have a par value of one dollar per share.

PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT TO:

Robert M. Brown

100 Charles Park Road

West Roxbury, MA  02132

Telephone:                      617-323-9200